                                                                     EXHIBIT 3.2
                           CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                     Office of the Secretary of the State
      30 Trinity Street/P.O. Box 150470/Hartford, CT 05115-0470/new/1-97

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                       NAME OF CORPORATION:  Wiltek, Inc.
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                  THE CERTIFICATE OF INCORPORATION IS AMENDED
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                      TEXT OF EACH AMENDMENT/RESTATEMENT:

The Certificate of Incorporation of Wiltek, Inc. is amended by adding thereto the terms of a new series of preferred stock designated as the "Senior Convertible Series A Preferred Stock." The terms of said series are set forth in full on Annex I hereto. This amendment was duly adopted by the corporation's Board of Directors on January 21, 1999. This series of Preferred Stock is being created out of the previously authorized 1,000,000 shares of Preferred Stock, which shares were not previously assigned to a series. The total number of shares of authorized Wiltek, Inc. stock remains unaffected by this Certificate of Amendment at 10,000,000, of which 9,000,000 shares are Common Stock without par value and 1,000,000 share are Preferred Stock without par value.

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

                                                                         Annex I
                                                                         -------



                  RESOLVED that, pursuant to the authority vested in the Board of Directors of Wiltek, Inc., a Connecticut corporation (the "Company") in accordance with the provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), a series of the class of authorized Senior Convertible Series A Preferred Stock, no par value, of the Company, is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:


                  Section 1.  Designation and Number.
                              ----------------------

                  (a) The shares of such series shall be designated as "Senior Convertible Series A Preferred Stock" (the "Series A Stock"). The number
                                                    --------------
of shares initially constituting the Series A Stock shall be 1,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased
                      --------  -------
below the number of then outstanding shares of Series A Stock.

                  (b) The Series A Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank prior to all other classes and series of capital stock of the Company now or hereafter authorized (except as may be authorized pursuant to Section 3(b)) including, without limitation, the Common Stock.

                  (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9.


                  Section 2.  Dividends and Distributions.
                              ---------------------------

                  In the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Series A Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Stock at the same time such dividend or distribution is made to holders of Common Stock.

                  Section 3.  Voting Rights.
                              -------------

                  In addition to any voting rights provided by law or in the Securities Purchase Agreement, the holders of shares of Series A Stock shall have the following voting rights:

                  (a) So long as the Series A Stock is outstanding, each share of Series A Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on each of the matters entitled to be voted on by holders of Common Stock, voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Stock into Common Stock on the record date for determining the stockholders of the Company eligible to vote on any such matters.

                  (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock or Parity Stock, (ii) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Stock, or alter or change the powers, preferences or special rights of the shares of Series A Stock, other Parity Stock or Senior Stock, (iii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series A Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Company, (iv) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock, or (v) effect an Extraordinary Event.

                  (c) If on any date (i) the Company shall have failed to satisfy its obligation to convert shares of Series A Stock pursuant to Section 7, or (ii) a breach of Article 8 of the Securities Purchase Agreement shall have occurred and be continuing for a period of at least 30 days, then the number of directors constituting the Board of Directors shall, without further action, be increased by one and the holders of shares of Series A Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a director of the Company to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional director shall continue as a director (subject to reelection or removal as provided in Section 3(d)(ii)) and the holders of Series A Stock shall have such additional voting rights until such time as (A) any conversion obligation provided in Section 7 that has become due shall have been satisfied or (B) there shall exist no breach of Article 8 of the Stock Purchase Agreement, as the case may be, at which time such additional director shall cease to be a director and such additional voting rights of the holders of Series A Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above, provided that the conditions set forth in the proviso above shall not have occurred. Notwithstanding anything to the contrary contained herein, in the event the Company shall have breached Section 8.9 of the Securities Purchase Agreement, all references to the right of the holders of shares of Series A Stock to elect one director to the Board of Directors of the Company shall instead refer to the right of such holders to elect that number of directors that shall constitute a majority of such Board of Directors.

                  (d) (i) The right of holders of shares of Series A Stock to take any action as provided in Section 3(c) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series A Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of the minimum number of shares required to take such action, which shall be a majority of the outstanding shares of Series A Stock unless otherwise required by law.

                  So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Company may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Series A Stock, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Company for the holding of meetings of stockholders.

                         (ii) At each meeting of stockholders at which the
holders of shares of Series A Stock shall have the right, voting separately as a single class, to elect one director of the Company as provided in Section 3(c) (or, in the case of a breach of Section 8.9 of the Securities Purchase Agreement, the number of directors that shall constitute a majority of the Board of Directors) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series A Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                         (A) the absence of a quorum of the holders of shares of Series A Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series A Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series A Stock, or the taking of any action as provided in this Section 3; and

                         (B) in the absence of a quorum of the holders of shares of Series A Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                  For taking of any action as provided in Section 3(b) or
Section 3(c) by the holders of shares of Series A Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

                  Each director elected by the holders of shares of Series A Stock as provided in Section 3(c) shall, unless his or her term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his or her successor, if any, is elected and qualified.

                  If any director so elected by the holders of Series A Stock shall cease to serve as a director before his or her term shall expire (except by reason of the termination of the voting rights accorded to the holders of Series A Stock in accordance with Section 3(c)), the holders of the Series A Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  Any director elected by the holders of shares of Series A Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Series A Stock, at the time of removal. A special meeting of the holders of shares of Series A Stock may be called in accordance with the procedures set forth in Section 3(c)(i).

                  Section 4.  Certain Restrictions.
                              --------------------

                  (a) Whenever the Company shall not have converted shares of Series A Stock at a time required by Section 7, at such time and thereafter until all conversion obligations provided in Section 7 that have come due shall have been satisfied, the Company shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series A Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Stock and such Parity Stock are then entitled.

                  (b) Whenever the Company shall not have converted shares of Series A Stock at a time required by Section 7, at such time and thereafter until all conversion obligations provided in Section 7 that have come due shall have been satisfied, the Company shall not redeem, purchase or otherwise acquire for consideration, or require the conversion of, any shares of Junior Stock or Parity Stock.

                  (c) The Company shall not permit any Subsidiary of the Company, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, pursuant to Section 4(b), purchase such shares at such time and in such manner.


                  Section 5.  Reacquired Shares.
                              -----------------

                  Any shares of Series A Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries or other Affiliates in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Stock shall upon their cancellation become authorized but unissued shares of Series A Stock, no par value, of the Company and, upon the filing of an appropriate certificate with the Secretary of State of the State of Connecticut, may be reissued as part of another series of preferred stock, no par value per share, of the Company subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series A Stock or other Parity Stock unless all of the shares of Series A Stock issued on the Issue Date shall have already been redeemed, converted or exchanged.


                  Section 6.   Liquidation, Dissolution or Winding Up.
                               --------------------------------------

                  (a) If the Company shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Stock, subject to Section 7, shall have received the Liquidation Preference, plus all accrued and unpaid dividends, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series A Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series A Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.

                  (b) Neither the consolidation or merger of the Company with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 6.


                  Section 7.  Conversion.
                              ----------

                  (a) Any holder of Series A Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series A Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(g), to the product of the number of shares of Series A Stock being so converted multiplied by the quotient of (i) Liquidation Preference divided by the (ii) Conversion Price (as defined below) then in effect. The "Conversion Price" shall be $1.20 per share, subject to adjustment as set forth in Section 7(d). Such conversion right shall be exercised by the surrender of the shares of Series A Stock to be converted (the "Shares") to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the

Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(k). All Shares surrendered for conversion shall be delivered to the Company for cancellation and canceled by it and no Shares shall be issued in lieu thereof.

                  (b) As promptly as practicable after the surrender, as herein provided, of any Shares for conversion pursuant to Section 7(a), the Company shall deliver to or upon the written order of the holder of the Shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such Shares may be or have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this Section 7, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Shares shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Company shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next preceding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next preceding day. If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

                  (c) Upon (i) the third anniversary of the Issue Date, each outstanding share of Series A Stock, or (ii) if earlier, the transfer of any shares of Series A Stock by an Initial Holder to any Person other than an Affiliate of such Initial Holder, such shares of Series A Stock, shall automatically, with no further action required to be taken by the Company or the holder thereof, be converted into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Stock being so converted, multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect. Immediately thereafter, each holder of Series A Stock subject to such conversion, shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's Series A Stock, notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Upon notice from the Company, each holder of Series A Stock so converted shall promptly surrender to the Company, at any place where the Company shall maintain a transfer agent for its Series A Stock and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of such automatic conversion, all rights with respect to the shares of Series A Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of holders thereof to (A) receive certificates for the number of shares of Common Stock into which such shares of Series A Stock have been converted, (B) be paid any declared but unpaid dividends thereon and (C) exercise the rights to which they are entitled as holders of Common Stock.

                  (d) The Conversion Price shall be subject to adjustment as follows:

                         (i)  In case the Company shall at any time or from time
to time (A) pay a dividend or make any other distribution (other than a dividend or distribution paid or made to holders of shares of Series A Stock in the manner provided in Section 2) on the outstanding shares of any of its Common Stock in capital stock (which, for purposes of this Section 7(d) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company or any Subsidiary or Affiliate thereof, (B) subdivide the outstanding shares of any of its Common Stock into a larger number of shares, (C) combine the outstanding shares of any of its Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of any of its Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of any of its Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                         (ii)  In case the Company shall at any time or from
time to time distribute to any holder of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series A Stock in the manner provided in Section 2 and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Conversion Price is made pursuant to Section 7(d)(i), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined in good faith by the Board of Directors of the Company, in the case of any such distribution other than a distribution of cash, based on an opinion of a nationally recognized investment banking firm unaffiliated with either the Company or the holders of the Series A Stock, chosen by the Company (which shall bear the expense thereof) and reasonably acceptable to a majority of the holders of the Series A Stock, a certified resolution with respect to which shall be mailed to the holders of the Series A Stock) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to
           --------  -------
any distribution of rights to purchase securities of the Company if the holder of shares of Series A Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series A Stock into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 7(d)(ii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                         (iii)  In case the Company at any time or from time to
time shall take any action affecting its Common Stock which could have a dilutive effect on the number of shares of Common Stock that may be issued upon conversion of the Series A Stock, other than an action described in any of
Section 7(d)(i), 7(d)(ii) or Section 7(h), or an action which would have the same dilutive effect on the Series A Stock as on the Common Stock, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series A Stock).

                         (iv)  In the event that any convertible or exchangeable
securities, options, warrants or other rights, the issuance of which shall have given rise to an adjustment pursuant to this Section 7(d) ("Convertible
                                                            -----------
Securities"), shall have expired or terminated without the exercise thereof
----------
and/or if there shall have been an increase, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof or a decrease in the number of shares of Common Stock issuable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent then originally adjusted) on the basis of (A) eliminating from the computation of the Conversion Price as of the time of the issuance of the Convertible Securities any shares of Common Stock corresponding to such Convertible Securities as shall have expired or terminated, (B) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Convertible Securities as having been issued for the consideration actually received and receivable therefor and (C) treating any of such Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at such time.

                  (e) If the Company shall take a record of the holders of any of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each registered holder of Series A Stock at least ten Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Stock. If more than one share of Series A Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Stock so surrendered. If the conversion of any share or shares of Series A Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Company.

                  (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series A Stock at least ten Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series A Stock then outstanding shall have the right thereafter to convert such share of Series A Stock into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series A Stock upon conversion of the shares of Series A Stock as provided above. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                  (i)    In case at any time or from time to time:

                         (A)  the Company shall declare a dividend (or any other
distribution) on its Common Stock;

                         (B)  the Company shall authorize the granting to the
holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                         (C)  there shall be any reclassification of the Common
Stock; or

                         (D)   there shall be an Extraordinary Event;
then the Company shall mail to each holder of shares of Series A Stock at such holder's address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification or Extraordinary Event is expected to become effective; provided that in the case of any event to which Section 7(h) applies, the Company shall give at least ten days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification or Extraordinary Event.

                  (j) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Stock.

                  (k) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Stock shall be made without charge to the converting holder of shares of Series A Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.


                  Section 8.  Certain Remedies.
                              ----------------

                  Any registered holder of Series A Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Amendment and to enforce specifically the terms and provisions of this Certificate of Amendment in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or equity.


                  Section 9.  Definitions.
                              -----------

                  For the purposes of this Certificate of Designations, Rights and Preferences, the following terms shall have the meanings indicated:

                  "Affiliate" shall have the meaning ascribed to such term in
                   ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday,
                   ------------
Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Common Stock" of the Company shall mean the Common Stock, no
                   ------------
par value, and any other common stock of the Company issued from time to time.

                  "Conversion Price" shall have the meaning given it in Section
                   ----------------

7 hereof.
                  "Current Market Price" per share shall mean, on any date
                   --------------------
specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and
(b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the Market Price on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934,
                   ------------
as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Extraordinary Event" means (i) the voluntary or involuntary
                   -------------------
liquidation, dissolution or winding up of the Company, (ii) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company and its Subsidiaries or (iii) the merger or consolidation of the Company with one or more other Persons.

                  "Fair Market Value" shall mean the amount which a willing
                   -----------------
buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

                  "Initial Holder" shall mean Commercial Electronics Capital
                   --------------
Partnership, L.P. and Commercial Electronics, L.L.C. or any other Person to whom shares of Series A Stock are issued pursuant to and in accordance with the terms of the Securities Purchase Agreement.

                  "Issue Date" shall mean the first date on which shares of
                   ----------
Series A Stock are issued.

                  "Junior Stock" shall mean any capital stock of the Company
                   ------------
ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock.

                  "Liquidation Preference" with respect to a share of Series A
                   ----------------------
Stock shall mean $3.00.

                  "Market Price" shall mean, per share of Common Stock, on any
                   ------------
date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on
                       -----------------------
such date is published in The Wall Street Journal, the average of the closing
                          -----------------------
bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company; or
(d) if none of (a), (b) or (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company based on an opinion of a nationally recognized investment banking firm unaffiliated with either the Company or the holders of the Series A Stock, chosen by the Company (who shall bear the expense thereof) and acceptable to the holders of at least a majority in interest of the Series A Stock.

                  "NASD" shall mean the National Association of Securities
                   ----
                   Dealers, Inc.

                  "NASDAQ" shall mean the National Market System of the National
                   ------
Association of Securities Dealers, Inc. Automated Quotations System.

                  "Parity Stock" shall mean any capital stock of the Company,
                   ------------
including the Series A Stock, ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock.

                  "Person" shall mean any individual, firm, corporation,
                   ------
partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Securities Purchase Agreement" shall mean the Securities
                   -----------------------------
Purchase Agreement, dated as of January , 1999, by and between the Company, Commercial

Electronics Capital Partnership, L.P. and Commercial Electronics, L.L.C., as the same may be amended from time to time.

                  "Senior Stock" shall mean any capital stock of the Company
                   ------------
ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock.





                  "Subsidiary" of any Person shall mean any corporation or other
                   ----------
entity of which a majority of the voting power of the voting equity securities or equity interest, or rights to profits, is owned, directly or indirectly, by such Person.

                                                                       EXHIBIT B


                               ESCROW AGREEMENT
                               ----------------


                  ESCROW AGREEMENT, dated as of January 28, 1999, by and among WILTEK, INC., a Connecticut corporation (the "Company"), JAY FITZPATRICK, BORIS
                                              -------
FRENKIEL and F. SPENCER POOLEY (collectively, the "Selling Stockholders") and
                                                   --------------------
NICHOLS & LEVINE ASSET MANAGEMENT, INC. (the "Escrow Agent").
                                              ------------

                  WHEREAS, the Company has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of January 28, 1999,
                -----------------------------
by and among the Company, Commercial Electronics Capital Partnership, L.P., a Delaware limited partnership, and Commercial Electronics, L.L.C., a Delaware corporation, (collectively, the "Purchasers"), pursuant to which the Purchasers
                                 ----------
have agreed to purchase certain securities of the Company from the Company;

                  WHEREAS, the Selling Stockholders have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 28,
                         ------------------------
1999, by and among the Selling Stockholders and the Purchasers, pursuant to which the Purchasers have agreed to purchase certain securities of the Company from the Selling Stockholders;

                  WHEREAS, in connection with the Securities Purchase Agreement, the Company has agreed to establish a fund to fulfill a portion of its obligations under a Medical Benefit Letter, dated as of January 28, 1999 (the "Medical Benefit Letter") pursuant to which the Company has agreed to provide
 ----------------------
medical insurance benefits for the Selling Stockholders and their respective spouses as of the date hereof (each such Selling Stockholder and his spouse, a "Beneficiary" and, collectively, the "Beneficiaries") substantially on the terms
 -----------
and subject to the conditions of the Company's medical insurance plan as in effect on the date hereof, and subject to the terms and conditions contained in the Medical Benefit Letter and this Agreement (the "Benefits"); and
                                                    --------

                  WHEREAS, this Agreement sets forth the terms and conditions upon which funds deposited by the Company in connection therewith will be held, invested and disbursed by the Escrow Agent.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I.

                        ESCROW AGENT AND THE ESCROW FUND
                        --------------------------------

        Section A.      Escrow Agent. The Company hereby appoints NICHOLS &
                        ------------
LEVINE ASSET MANAGEMENT, INC., as Escrow Agent hereunder for purposes of receiving, investing (where appropriate) and disbursing the Escrow Fund (as hereinafter defined).

        Section B.      Establishment of Escrow Fund and Deposit of Funds.
                        -------------------------------------------------
Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company is depositing with the Escrow Agent the sum of $250,000 by wire transfer of immediately available funds (the "Deposited Amount"). The
                                                   ----------------
Deposited Amount as from time to time invested and reinvested as herein provided, less any distributions pursuant to Article II, is herein referred to as the "Escrow Fund."
        -----------

        Section C.      Receipt of Deposited Amount. The Escrow Agent hereby
                        ---------------------------
acknowledges receipt from the Company of the Deposited Amount and agrees to hold the Deposited Amount and the Escrow Fund in accordance with the terms and conditions set forth herein.

        Section D.      Investment of Escrow Fund.
                        -------------------------

        (a) The Escrow Agent shall invest any or all of the Escrow Fund, and any undistributed accretions thereto or income with respect thereto, in its reasonable discretion in any of the following:

        (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

        (ii) certificates of deposit or accounts with national banks or corporations endowed with trust powers having capital and surplus in excess of $100,000,000;

        (iii) commercial paper at the time of investment rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor's Service, Inc.; and

        (iv)     obligations issued by any state or municipality of the United
States.

        (b) The Company shall be deemed an "income beneficiary" of the Escrow Fund and, except as provided in the immediately following sentence and

Section 2.1, shall have the exclusive right to any income earned thereon. Any income earned and any losses incurred on the Escrow Fund shall be applied to the Fund Shares (defined in Section 1.5) in the proportions set forth on Schedule I hereto under the caption "Percentage Allocation of Fund" (as such Fund Shares may be adjusted from time to time to reflect distributions pursuant to Article
II). The Escrow Agent shall have no responsibility for any loss resulting from any such investment, unless such loss is attributable to its bad faith, willful misconduct or gross negligence.

        Section E.      Fund Shares. Solely for purposes of fulfilling the
                        -----------
Company's obligation to provide the Benefits, and until such time as an event set forth in clause (x) or (y) of Section 2.2(a) occurs with respect to a Beneficiary, such Beneficiary shall be entitled to the benefit of, in accordance with the terms hereof, a portion of the Escrow Amount (each a "Fund Share" and, collectively, the "Fund Shares"). A Fund Share shall initially be equal to the portion of the Deposited Amount set forth opposite the name of each Beneficiary on Schedule I hereto under the caption "Percentage Allocation of Fund" and shall thereafter be increased by the proportional share of any income earned and decreased by any payments made to or on behalf of such Beneficiary from such Fund Share and by any losses incurred from time to time and all applied in accordance with Section 1.4. Any funds released under Article II in respect of Benefits provided to a Beneficiary shall be made solely from the Fund Share attributable to such Beneficiary. Except as provided in Section 2.1(c), a Beneficiary shall be entitled only to the benefit of his Fund Share, but not to direct receipt of the monies in the Fund Share.



                                  ARTICLE II.

                       RELEASE OF AMOUNTS FROM ESCROW FUND
                       -----------------------------------

        Section A.      Release of Funds in Connection With Payment of Medical
Insurance Premiums and Medical Claims.

                (a) The parties acknowledge that the Company is currently providing Benefits for the Beneficiaries through a third party health insurance provider ("Third Party Coverage"). So long as the Company continues to maintain
           --------------------
Third Party Coverage for one or more Beneficiaries, the Company shall submit to the Escrow Agent (i) on a quarterly basis, a statement setting forth the payment of premiums paid by the Company for such health insurance in connection with the Benefits provided to the Beneficiaries pursuant to its obligations under the Medical Benefit Letter (including amounts described in Section 2(i)(B) of the Medical Benefits Letter) and (ii) from time to time, but in no event more often than quarterly, a statement setting forth the payment of Benefits, if any, provided by the Company to the Beneficiaries pursuant to its obligations under the Medical Benefit Letter but not otherwise covered by such health insurance. Each invoice or statement so submitted by the Company in accordance with this Section 2.1(a) shall set forth the amounts paid by the Company in connection with Benefits for each Beneficiary (including amounts described in
Section 2(i)(B) of the Medical Benefits Letter) (the "Beneficiary's
                                                      -------------
Premium"). Not later than five business days following receipt of such invoice
-------
or statement, the Escrow Agent shall pay to the Company from the Fund Share of that Beneficiary an amount equal to the Beneficiary's Premium for that Beneficiary.

        (b) In the event that, for any reason other than as set forth in clauses (x) and (y) of Section 2.2(a) with respect to a Beneficiary, the Company is no longer providing Benefits through Third Party Coverage, and there remain funds in such Beneficiary's Fund Share, (i) the Company shall promptly notify the Escrow Agent that it is no longer providing Benefits through Third Party Coverage and (ii) the Company shall submit to the Escrow Agent from time to time, but in no event more than quarterly, a statement setting forth the payment of amounts paid by the Company in connection with the Benefits provided by the Company to such Beneficiary pursuant to its obligations under the Medical Benefit Letter. Each statement so submitted by the Company in accordance with this Section 2.1(b) shall set forth the amounts paid by the Company in connection with Benefits for each Beneficiary (the "Beneficiary's Coverage"). Not later than five business days following receipt of such statement, the Escrow Agent shall pay to the Company from the Fund Share of that Beneficiary an amount equal to the Beneficiary's Coverage for that Beneficiary.

        (c) In the event that (i) the Company has been dissolved or otherwise ceases to exist for any reason (and no successor entity has assumed the Company's obligations under the Medical Benefit Letter) or (ii) the entry of a final judgment by an arbitrator or a court that the Company has defaulted in its payment obligations under the Medical Benefit Letter, and there remain funds in a Beneficiary's Fund Share, such Beneficiary may submit directly to the Escrow Agent any invoices for Benefits that, but for the dissolution or other cessation of existence of the Company, or the default by the Company of its obligations, would have been provided by the Company pursuant to the Medical Benefit Letter (the amount of such invoice being referred to herein as a "Benefit Claim"), and the Beneficiary shall be entitled, subject to the
 -------------
provisions of this Agreement, to receive in cash, from the Fund Share attributable to such Beneficiary then held by the Escrow Agent, an amount equal to the lesser of (i) the full amount of the Benefit Claim or (ii) the remaining balance of the Fund Share to which the Beneficiary submitting the Benefit Claim is entitled.

        (d) In no event shall the Escrow Agent make payments, or shall any Beneficiary be entitled to receive payments, in excess of the amount remaining at any time in such Beneficiary's Fund Share.

        Section B.      Release of Remaining Funds to the Company.
                        -----------------------------------------

               (a) With respect to each Beneficiary's Fund Share, upon the earlier to occur of the date on which (x) both individuals who are a Beneficiary of such Fund Share reach the age of 65 or (y) both individuals who are a Beneficiary of such Fund Share die, the Company may direct the Escrow Agent to withdraw and pay to the Company all monies then held by the Escrow Agent in such Fund Share. Upon receipt of instructions from the Company pursuant to this
Section 2.2(a) regarding the release of funds to the Company, any funds due to be paid to the Company from the Escrow Fund shall be paid promptly by the Escrow Agent to the Company.

              (b) In the event that (i) any of the events set forth in clause (x) or (y) of Section 2.2(a) occurs with respect to all Beneficiaries and
(ii) the Company is no longer in existence (and no successor entity has assumed the Company's obligations under the Medical Benefit Letter), all monies remaining in the Fund Shares shall be disbursed in accordance with applicable law.


                                 ARTICLE III.


                                THE ESCROW AGENT
                                ----------------

        Section A.      Concerning the Escrow Agent.
                        ---------------------------

               (a) The duties of the Escrow Agent are only such as are herein specifically provided, and the Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder except as a result of its gross negligence, willful misconduct or bad faith.

               (b) The Escrow Agent shall be reimbursed by the Company for its fees (more specifically set forth on Exhibit A hereto) and any out-of-pocket expenses (including counsel fees) reasonably incurred by it in connection with the performance of its duties and obligations under this Agreement.

               (c) Each of the Company and the Beneficiaries hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the performance of any of its powers or duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection therewith.

        (d) The Escrow Agent shall be entitled to rely upon and to act and refrain from acting in reliance upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party. The Escrow Agent may consult with counsel and shall not be liable for anything it may do or refrain from doing in accordance with the written opinion and instructions of counsel. Copies of all such opinions shall be made available to the other parties hereto upon request. (e)ab Any amounts to be paid by the Escrow Agent to the Beneficiary or the Company hereunder shall be paid in cash, by wire transfer or by cashier's or certified check or by any check drawn by the Escrow Agent.

        (e) Any amounts to be paid by the Escrow Agent to the Beneficiary or the Company hereunder shall be paid in cash, by wire transfer or by cashier's or certified check or by any check drawn by the Escrow Agent.

        (f) The Escrow Agent shall make payment to or for, or deliver documents to, any party only if in its judgment such payment or delivery may be made under the terms of this Agreement without its incurring any liability. If conflicting demands not expressly provided for in this Agreement are made or notices served upon the Escrow Agent with respect to its action or omission under this Agreement, the parties hereto agree that the Escrow Agent shall have the right to elect to do either or both of the following: (i) withhold and stop all future actions or omissions on its part under this Agreement; or (ii) file a suit in interpleader or for instructions or for a declaratory judgment for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Escrow Agent shall be fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Agreement unless and until otherwise ordered by such court.

        (g) In the event the Escrow Agent becomes involved in any litigation or dispute by reason hereof, it is hereby authorized to deposit with the clerk of a court of competent jurisdiction any and all funds or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder. Also, by reason hereof, the Escrow Agent is hereby authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any and all funds, securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder.

        Section B.      Resignation; Removal. If at any time the Escrow Agent
                        --------------------
shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Escrow Agent or of its property shall be appointed or any public officer shall take charge or control of the Escrow Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company and the Beneficiaries shall appoint a successor Escrow Agent. The Escrow Agent may resign at any time upon 45 days' written notice to the Company and the Beneficiaries. The Beneficiaries and the Company may terminate the Escrow Agent as escrow agent hereunder in their sole discretion, acting jointly, upon 45 days' written notice from the Beneficiaries and the Company to the Escrow Agent prior to the effective date of the termination. All amounts in the Escrow Fund held by a resigning or terminated Escrow Agent hereunder shall be delivered to the successor Escrow Agent on or prior to the effective date of such resignation or termination, as the case may be, or if such successor has not yet been appointed, to a court of competent jurisdiction pending appointment of a successor


                                  ARTICLE IV.

                                 MISCELLANEOUS
                                 -------------

        Section A.      Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts by the parties hereto in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        Section B.      Invalidity of Provisions. In case any one or more of the
                        ------------------------
provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected, prejudiced or disturbed thereby.

        Section C.      Captions. The captions in this Agreement are for
                        --------
conveyance only and do not define or limit the scope or intent of any provisions or Sections of this Agreement.

        Section D.      Termination. Unless terminated earlier with the consent
                        -----------
of the parties hereto, this Agreement shall remain in full force and effect until all monies in the Escrow Fund shall have been released in accordance with the terms hereof; provided, however, that this Agreement may be terminated on such earlier date, or may be extended until such later date, as may be established by any non-appealable final order of a court of competent jurisdiction directing the termination or extension of this Agreement.

        Section E.      Notices. Each notice, claim, certificate, request,
                        -------
demand and other communication hereunder shall be in writing and addressed as follows:

        If to the Company, to it at:

                  Wiltek, Inc.
                  542 Westport Avenue
                  Norwalk, Connecticut 06851
                  Attention: President

                  with a copy to the other parties hereto;

                  If to a Beneficiary, to him at the address set forth opposite such Beneficiary's name on Schedule I hereto,

                  with a copy to the other parties hereto, and to:

                  The Jacobson Law Firm, LLC
                  96 Myrtle Avenue
                  P.O. Box 272
                  Westport, Connecticut 06881-0272;

                  If to the Escrow Agent, to it at:

                  Nichols & Levine Asset Management, Inc.
                  38 Post Road West
                  Westport, Connecticut 06880

                  with a copy to the other parties hereto;

or to such other addresses as the person to whom notice is to be sent may have previously furnished to the other parties in writing in the manner set forth above. Any such notice, claim or other communication shall be deemed conclusively to have been given and received (i) on the first business day following the day duly sent by telecopier, or timely received by a nationally recognized overnight courier or United States Express Mail, with the cost of transmission or delivery prepaid; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise personally delivered to the addressee.

        Section F.      Binding Agreement. All covenants and agreements
                        -----------------
contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, administrators and legal representatives of the parties hereto whether so expressed or not.

        Section G.      Governing Law. This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Connecticut without regard to choice of law or conflict of law provisions or rules.

        Section H.      Fiscal Year and Tax ID Number. For purposes of
                        -----------------------------
administration of the Fund, the fiscal year shall be the fiscal year of the Company, which at the date hereof is October 31, and the tax ID number shall be the tax ID number of the Company.

        Section I.      Miscellaneous. This Agreement and the Securities
                        -------------
Purchase Agreement contain the entire understanding of the parties with respect to the subject matter hereof. No agreement shall be effective to change or modify, supplement, amend or discharge in whole or in part this Agreement unless such agreement is in writing, signed by the parties to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                WILTEK, INC.


                                By_____________________________
                                Title:



                                ________________________________
                                                 Jay Fitzpatrick




                                ________________________________
                                                   Boris Frenkiel



                                ________________________________
                                                F. Spencer Pooley

                                NICHOLS & LEVINE ASSET MANAGEMENT, INC.


                                By_____________________________
                                Title:

                                   SCHEDULE I

------------------------------------------------------ ----------------------------------------------------
Beneficiaries                                          Percentage Allocation of Fund
-------------                                          -----------------------------

------------------------------------------------------ ----------------------------------------------------
Mr. & Mrs. Jay Fitzpatrick                                                     50%
9 Mead Lane
Hilton Head, SC 29926

------------------------------------------------------ ----------------------------------------------------
Mr. & Mrs. Boris Frenkiel                                                      24%
241 Catalpa Drive
Wilton, CT 06897

------------------------------------------------------ ----------------------------------------------------
Mr. & Mrs. F. Spencer Pooley                                                   26%
60 Canterbury Court, #646
Orange Park, FL 32065
------------------------------------------------------ ----------------------------------------------------

                                    EXHIBIT A



                  Nichols & Levine Asset Management, Inc., located at 38 Post Road West, Westport, CT 06880, will provide services as escrow agent for a fee of .5% of the escrowed funds, payable quarterly, to be deducted from the funds on deposit as the escrowed account, together with other reasonable expenses actually incurred and normal transaction charges.